Exhibit 10.4


                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT ("Agreement") made and entered into this 23rd day of March, 1999, by and between APPLIED CELLULAR TECHNOLOGY, INC., a Missouri corporation ("Company") and RICHARD J. SULLIVAN ("Employee").

                                   BACKGROUND

     Employee has been and presently is employed by Company as its chairman of the board and chief executive officer. The parties have entered into a formal employment agreement covering the terms and conditions of such employment. Subsequently, the parties reached a tentative agreement regarding some, but not all, of the terms and conditions of a revised employment agreement. The parties have now reached an agreement on all of the terms and conditions of a revised employment agreement and desire to set forth in this document such terms and conditions.

                              TERMS AND CONDITIONS

     1. Employment. Company hereby employs Employee, and Employee hereby accepts such employment by Company, on the terms and conditions set forth below.

     2. Capacity. Employee shall serve as Company's chairman of the board and chief executive officer. Employee shall perform such services for company and its subsidiaries and affiliates as Company's board of directors shall direct from time to time. However, no such services shall be of a nature which are not commensurate with, and/or are beneath the dignity of, Employee's title.


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     3. Term. Company's employment of Employee under this Agreement shall be for an initial term of five years commencing on July 1, 1998 and ending on June 30, 2003. The term of Employee's employment under this Agreement shall automatically be renewed for successive additional one year terms on each anniversary of the commencement of Employee's employment under this Agreement, beginning with the July 1, 1999 anniversary date, each of which terms shall be added at the end of the then existing term (taking into account any prior extensions or failures to extend), unless either party notifies the other at least 30 days prior to an anniversary date of this Agreement. For example, unless either party notifies the other to the contrary on or before June 1, 1999, the term of this Agreement shall be extended from July 1, 2003 to June 30, 2004. For further example, and assuming the term of this Agreement has been extended to June 30, 2004, if one party notifies the other that it does not desire to extend the term of this Agreement for an additional year and such notice is given on or before June 1, 2000, the term of this Agreement shall not be extended from July 1, 2004 to June 30, 2005. Notwithstanding the foregoing, the term of this Agreement may end prior to the termination date determined under this paragraph 3 as provided in paragraphs 9, 10, 11 and 12.

     4. Service While Employed. Employee agrees to devote his best efforts, his full diligence and at least 60% his business time to his duties hereunder and shall not engage, either directly or indirectly, in any business or other activity which is competitive with or adverse to the interests or the business of Company.

     5. Items Furnished and Relocation. Company shall furnish Employee with such private office, secretarial assistance, and such other facilities, equipment and


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

services suitable to his position and adequate to perform his duties hereunder. Employee shall not be relocated by Company without his consent.

     6. Compensation, Vacations and Reimbursement. As partial compensation for his services to Company, Company agrees to pay Employee an annual salary in regular monthly or other agreed upon installments of not less than $450,000 and an annual bonus of not less than $140,000. In addition, Employee shall be entitled to receive such bonuses (in addition to that required under the preceding sentence), incentive compensation, and other compensation, if any, as Company's board of directors, executive committee, compensation committee, or other designated committee shall award Employee from time to time whether in cash, Company stock, stock options, other stock based compensation, other form of remuneration, or any combination of the foregoing. All such compensation shall be subject to legally required income and employment tax withholding. Employee shall be entitled to paid vacations and reimbursement for all reasonable business expenses in accordance with Company's policies for executive officers.

     7. Other Benefits. In addition to his compensation described in paragraph 6 above, Employee shall be entitled to participate in such bonus, profit sharing, deferred compensation and pension plans of Company for which he is eligible.

     8. Welfare and Fringe Benefits. In addition to his compensation described in paragraph 6 and the benefits described in paragraph 7 above, Employee shall be entitled to participate in such welfare and fringe benefits plans and programs of the Company for which he is eligible.


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

     9. Death and Disability. If Employee dies during the term of this Agreement, his employment shall be deemed to have been terminated as of the last day of the month in which his death occurs, and Company will pay to Employee's personal representative all salary and other compensation due Employee through the end of such month. If Employee becomes permanently disabled so that he cannot perform his duties hereunder, as determined by a physician selected by or acceptable to Company, his employment shall be deemed to have been terminated as of the last day of the month in which such determination is made, and he will receive his salary and other compensation through the end of such month. For purposes of the foregoing computations, Employee shall be deemed to have earned the same percentage of his minimum annual bonus for such employment year as the number of days in the employment year through the date his employment is deemed to terminate is of 365.

     10. Retirement. From and after the time Employee attains age 65, he may retire at any time by notifying Company at least 120 days prior to his retirement date or be retired by Company upon at least two years notice.

     11. Default. In the event that either party fails to perform material provision of this Agreement and such failure continues for 15 days after notification from the nonbreaching party, the nonbreaching party may terminate this Agreement by notice to the breaching party. Such termination shall be without prejudice to any rights or remedies which the nonbreaching party may have.

     12. Change in Control. Notwithstanding any other provision of this Agreement, should a "change of control" occur, Employee, at his sole option and discretion, may terminate his employment under this Agreement at any time within


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

one year after such change of control upon 15 days notice. In the event of such termination, Company shall pay to Employee a severance payment ("Severance Payment") equal to three times the base amount as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended ("Code") minus $1.00. Notwithstanding the foregoing, (a) if the Severance Payment and any other amounts payable by Company to Employee are parachute payments under Code Section 280b (collectively, "Parachute Payments") and, (b), if reducing the Severance Payment would eliminate the tax provided for in Code Section 4999 ("Section 4999 Tax") which would otherwise be applicable to the Parachute Payments, and (c) if, because of such elimination, the net amount of the Parachute Payments (total payments minus Section 4999 Tax) would be greater than such net amount without reduction, then the Severance Payment shall be reduced by the smallest amount required to eliminate the imposition of the Section 4999 Tax. The foregoing determination shall be made by Company's general counsel, and his determination shall be binding upon Company and Employee. The amount determined under the foregoing provisions of this paragraph 12 shall be payable no later than one month after the effective date of the Employee's termination of employment. A change in control means: the acquisition, without the approval of Company's board of directors, by any person or entity, other than Company or a "related entity," of more than 20% of the outstanding shares of Company's voting common stock through a tender offer, exchange offer or otherwise; the liquidation or dissolution of Company following a sale or other disposition of all or substantially all of its assets; a merger of consolidation involving Company which results in Company not being the surviving parent corporation; or any time during any two-year period in which individuals who constituted the board of directors of Company at the start of such period (or whose election was approved by at least two-third of the then members of the board of directors of Company who were members at the start of the two-year period) do not constitute at least

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50% of the board of directors for any reason.  A related entity is the parent, a subsidiary or any employee benefit plan (including a trust forming a part of such a plan) maintained by Company, its parent or a subsidiary.

     13. Nondisclosure; Return of Records. Employee will not, except as authorized by Company, publish or disclose to others, or use for his own benefit, or authorize anyone else to publish or disclose or use, or copy or make notes of any secret, proprietary, or confidential information or knowledge of data or trade secrets of or relating to the business activities of Company which may come to Employee's knowledge during his employment with the Company. Upon termination of Employee's employment for any reason, Employee will deliver to Company, without retaining any copies, notes or excerpts, all records, notes, data, memoranda, and all other documents or materials made or compiled by Employee, or made available to him by Company during his employment, which are in Employee's possession and/or control and which are the property of Company and/or which relate to Employee's employment or the business activities of Company.

     14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Company and any successors or assigns of Company, and Employee, his heirs, personal representatives and assigns, except that Employee's obligations to perform services and rights to receive payment therefore shall be nonassignable and nontransferable.

     15. Entire Agreement: Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes

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

all prior or contemporaneous agreements not set forth in this agreement. This Agreement may not be modified other than by an agreement in writing signed by each of the parties.

     16. Waiver. Any failure by either party to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision. Any waiver by either party of any breach of any provision of this Agreement shall not operate as a waiver of any other breach of such provision or any other provision of this agreement.

     17. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     18. Paragraph Headings. Paragraph headings throughout this Agreement are solely for the convenience of the parties and shall not be construed as a part of any section or as modifying the contents of any section.

     19. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Missouri.

     20.  Notices.   All  notices  under  this  Agreement  shall  be  personally delivered, sent certified mail, postage prepaid, to Company at its corporate office and to Employee at his principal residence, or sent by telecopy.

     21. Supplemental Compensation. Upon the termination of Employee's employment with Company for any reason, other than due to his breach of a material provision of his employment as described in paragraph 11, Employee shall be entitled to receive from Company 60 equal monthly payments, with the first such payment due on the second first day of the month after termination of employment, of $37,500 each. If Employee should die before all or any part of


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

the above described monthly payments have been made, all payments or all remaining payments shall be made to his designated beneficiary, if any, otherwise to his estate. Notwithstanding the foregoing, the aggregate amount payable under this paragraph 21 shall be reduced by the amount, if any, payable under paragraph 12.

     22. Non-Competition. During the period that Employee is entitled to receive payments under paragraph 21, Employee shall not engage, directly or indirectly, either on his own behalf or on behalf of any other person, firm, corporation or other entity, in any business competitive with the business of Company, in the geographic area in which Company is conducting business at the time of termination of Employee's employment, or own more than 5% of any such firm, corporation or other entity. In addition, Employee must furnish Company with such information as Company shall from time to time request in order to determine that Employee is in compliance with the requirements of the preceding provisions of this paragraph 22. The payments to be made under paragraph 21 are conditioned upon Employee's complying with the provisions of this paragraph 22, and, in the event that such provisions are not complied with, Company may suspend such payments for any period of time in which Employee is not in compliance with the preceding provisions of this paragraph 22.

     23. Company. For purposes of paragraphs 4, 13, and 22 of this Agreement, the Company shall mean Applied Cellular Technology, Inc. and all subsidiaries and affiliates of it.

     24. Salary in Stock or Cash. At least 10 days prior to each July 1 that this Agreement is in effect, Employee shall elect the amount or percentage, if any, of his salary for the 12 month period beginning on that date which he desires to be payable in company common stock ("Stock"). To the extent Employee

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

elects to have all or part of his salary paid in Stock, the per share value of the Stock, which shall be used to determine the number of shares payable for the employment year, shall be the average closing price for the last five business days prior to the applicable July 1. Any election shall be irrevocable. If Employee fails to make a timely election, his entire salary for the employment year shall be paid in cash. Any shares of Stock payable to Employee shall be subject to such transfer restrictions as are required by applicable securities law and a legend to such effect shall be placed on the certificates. Employee represents and warrants that any Stock which will be paid to him pursuant to this paragraph 24 shall be acquired for investment purposes and not for resale or distribution. Company shall include such Stock in any subsequent registration to the extent practical. If any portion of Employee's salary is paid in Stock, Employee shall tender to Company the amount required for income and employment tax withholding on any such payment. If, and to the extent such amount is not so tendered, Company may withhold the number of shares of Stock equal to the amount such required withholding from the shares of Stock issued to Employee. Notwithstanding the foregoing provisions of this paragraph 24, unless otherwise elected by Employee on or before August 21, 1998, the election previously made under the prior employment agreement for the employment year beginning June 1, 1998 shall apply to the employment year beginning on July 1, 1998. Any such revised election shall apply only to salary payable after such revised election is made.

     25. Other Matters. For purposes of this paragraph 25, the following words shall have the following respective meanings:

          (a) Condominium. The condominium owned by Company known and numbered as Unit #14, 6110 North Ocean Boulevard, Pelican Cove, Ocean Ridge, Florida 33480, or any condominium which the Company acquires to replace it.


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          (b) Gross Up  Payment.  A payment  that  covers all  federal and state income taxes payable by Employee, if any, which would not have been incurred by Employee if another payment or transfer and the Gross Up Payment had not been made to Employee.

          (c) Change of Control. As defined in paragraph 12 of this Agreement.

          (d) Triggering Event. A Change of Control, termination of Employee's employment for any reason other than due to his breach of a material provision of the terms of his employment as described in paragraph 11 of the Employment Agreement, or if he ceases to be Company's chairman of the board or chief executive officer for any reason other than due to his breach of a material provision of the terms of his employment as described in paragraph 11 of the Employment Agreement. Within 10 days of the occurrence of a Triggering Event, Company shall promptly transfer ownership of the Condominium free and clear of all mortgages, deeds of trust, and other encumbrances to Employee and, in addition, shall pay Employee an amount of cash equal to the Gross Up Payment. In the event that the Condominium is not owned by Company at such time, Company shall pay Employee in cash an amount equal to the value of the Condominium free and clear of all mortgages, deeds of trust and other encumbrances (as determined by a reputable appraiser selected by Employee whose fee shall be paid one half by each party) plus the Gross Up Payment. Within 10 days of the occurrence of a Triggering Event, Company shall also pay to Employee the sum of $12,105,000. If the Triggering Event is the Employee's death, such amount shall be paid to his designated beneficiary, if any, otherwise to his estate. Company may pay such amount in cash or in Company's common


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     stock or in a combination  of cash and common  stock.  Common Stock used in payment shall be valued at the average closing price on the Nasdaq National Market over the last 5 business days prior to the date of the Triggering Event.

     26. Effect of Amendment. This amended and restated agreement shall supersede all agreements between the parties relating to Employee's employment by Company.

     IN WITNESS WHEREOF, the parties have duly executed this agreement as of the day and year first above written.

                                       APPLIED CELLULAR TECHNOLOGY, INC.



                                       By: /S/ Garrett A. Sullivan
                                          --------------------------------------
                                          Title: President

                                        "Company"


                                        /S/ Richard J. Sullivan
                                       --------------------------------------
                                       Richard J. Sullivan

                                       "Employee"




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